SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2004
Date of Report
(Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On August 3, 2004, RITA Medical Systems, Inc., a Delaware corporation, announced its results of operations for the second quarter and six months ended June 30, 2004. The results of Horizon Medical Products, Inc., with whom RITA merged on July 29, 2004, are also included. A copy of the press release describing the results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: August 3, 2004	By:	/s/ Donald Stewart

Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

Contact:	Allen & Caron Inc	RITA Medical Systems, Inc
	Jill Bertotti (investors)	Don Stewart, Chief Financial Officer
	Len Hall (media)	Stephen Pedroff, VP Marketing Communications
	949-474-4300	650-314-3400
	jill@allencaron.com	dstewart@ritamed.com
	len@allencaron.com	spedroff@ritamed.com

RITA MEDICAL SYSTEMS ANNOUNCES SECOND QUARTER, SIX-MONTH RESULTS

Record Domestic Sales Growth Achieved and System Utilization Up 15 Percent Year-over-Year
For First Six Months of 2004

Merger Completed – Combination of RITA and Horizon Expected to Create Profitable Medical Oncology Device Company

Mountain View, Calif., August 03, 2004 . . . RITA Medical Systems, Inc. (Nasdaq: RITA), a medical oncology device company, today announced that higher sales and lower operating expenses led to a significant improvement in bottom-line results for the second quarter and six months ended June 30, 2004 compared to the year-earlier periods.

Total sales for the second quarter and six months ended June 30, 2004 were $4.7 million and $9.3 million, respectively, up from $4.0 million and $8.5 million, for the year-earlier periods. The second quarter and six-months ended June 30, 2004 included $428,000 and $778,000, respectively, in new system sales with electrodes, with $3.3 million and $6.6 million in utilization sales as measured by sales of RF electrodes to existing United States customers. International sales were $936,000 and $1,909,000 for the second quarter and six-months ended June 30, 2004, respectively.

President and Chief Executive Officer Joseph M. DeVivo commented, “We are coming off the best first half in company history as we again hit record domestic sales numbers and have already grown utilization sales 25 percent over last year.”

“International business continues to improve as well,” continued DeVivo. “Since restructuring our European sales organization at the end of last year we are recording consistent growth rates in Europe in excess of 20 percent year over year.”

Operating expenses for the second quarter and six months ended June 30, 2004 declined approximately 13 percent to $5.0 million and $10.2 million, respectively, from $5.8 million and $11.7 million in the year-earlier periods. The net loss for the second quarter declined 41 percent to $2.0 million, or $0.11 loss per share, compared to a net loss of $3.4 million, or $0.19 loss per share, for the second quarter of 2003. The net loss for the first six months declined 34 percent to $4.2 million, or $0.23 loss per share, compared to a net loss of $6.3 million, or $0.36 loss per share for the year-earlier period.

The balance of cash, cash equivalents, and marketable securities was $6.3 million as of June 30, 2004, down from $8.1 million as of March 30, 2004.

RITA and Horizon Merger Completed

The merger of RITA with Horizon Medical Products, Inc. (HMP) closed July 29, 2004 following approval by stockholders at both companies. Total HMP sales for the second quarter and six months ended June 30, 2004 were $7.4 million and $14.5 million, respectively, up from $6.6 million and $12.7 million, for the year-earlier periods. Total HMP sales for the second quarter and six months ended June 30, 2004 were up 12 percent and 14 percent over the year-earlier periods, respectively. The net earnings for the second quarter were $78,000, or $0.00 per share, compared with a net loss of $419,000, or $0.01 loss per share, for the second quarter of 2003. The net loss for the six months ended June 30, 2004 was $917,000, or $0.02 loss per share, compared to a net loss of $1.1 million, or $0.03 loss per share, for the year-earlier period.

EBITDA, or earnings before interest, taxes, depreciation and amortization, for the second quarter and six months ended June 30, 2004 was $902,000 and $808,000, respectively, compared with $560,000 and $909,000, for the year-earlier periods. A reconciliation of EBITDA to net loss, which management believes is the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States, appears in the financial tables at the end of this press release.

For the second quarter ended June 30, 2004 on a pro forma combined basis the Company had $12.1 million in sales, gross margins of 63 percent, and a net loss of $2.3 million, including $1.0 million in one-time merger related expenses. The pro forma statement reflects the combined operating expenses of the two companies and amortization arising from the intangible assets established at the closing date of the merger.  Management believes that given the cost synergies that have been identified, the Company could be break-even at second quarter 2004 sales levels.

A table depicting the pro forma second quarter results of the combined RITA/HMP operation is provided following the RITA and Horizon statements of operations and balance sheet summary tables in order to provide investors with additional information. RITA management will further discuss the combined company and its’ business outlook on the Webcast scheduled later this morning.

Mr. DeVivo commented, “I am especially pleased with the performance of both companies during the second quarter as it demonstrates the ability of the organizations to focus, operate and produce outstanding results despite the distractions related to merger activities.”

In the third quarter ending September 30, 2004, the Company expects sales of between $9 million and $9.4 million, and a net loss of $3.4 million to $4.3 million, including $1.5 million to $1.7 million in one-time integration expenses. Third quarter results will reflect the consolidation of two-thirds of the quarterly sales of HMP as a result of the July 29, 2004 closing date of the merger. In the fourth quarter ending December 31, 2004, the Company expects sales to return to second quarter 2004 levels, with a net loss of between $1.6 million and $2.9 million, including $1.1 million to $1.3 million in one-time integration expenses. For fiscal year 2004, the Company expects sales of $29.8 million to $31.2 million, and a net loss of $9.16 million to $11.37 million.

The “Guidance” table represents management’s performance guidance for the full year 2004 and the full year 2005.

Table – Guidance

Item	2004 Guidance	2005 Guidance
Sales	$30 - $31 million	$50 - $56 million
Gross Profit	62% - 63%	66% - 68%
Operating Expenses	$26.2 – $27.0 million	$29.3 - $30.4 million
Depreciation and Amortization	$1.7 - $1.9 million	$2.3 - $2.5 million
Interest Expense	$.73 - .93 million	$1.5 - $1.6 million
Net Income	$(11.36) – $(9.16) million	$1.2 – $3.6 million
Earnings Per Share	$(0.41) - $(0.33) per share	$0.03 - $0.09 per share
EBITDA	$(8.94) - $(7.14) million	$5.02 – 7.68 million

Mr. DeVivo commented, “As we expected, the integration of RITA and Horizon is proceeding smoothly and we should now have the necessary sales and marketing critical mass to grow the market. The Company’s ability to achieve profitability and positive cash flow rests largely on our ability to execute our plan, which we have confidence that we will be able to accomplish.”

Management believes that the Company has sufficient cash to bridge the integration period to cash positive performance in the first quarter of 2005. The Company is negotiating a line credit facility to allow greater operating flexibility.
Mr. DeVivo concluded, “The positive synergies we anticipated related to the merger are beginning to be realized. Our sales force integration is going well and we believe our new sales roster of 53 domestic sales people in the U.S., and an increased international sales presence, will be key drivers of our success going forward.” He continued, “It is important to also note that the integration plan continues to demonstrate our commitment to essential research and development activities as we plan to invest approximately 9 percent of 2005 sales to improving and extending our technologies into even more clinical applications.”

Conference Call Information

Management will host a conference call today at 11:30 a.m. EDT (Eastern). The dial-in number for the call is 1-877-845-5389. In addition, slides will be used to accompany this conference call. To access the slides, please go to the Webcast link provided on the home page of RITA’s website at http://www.ritamedical.com/ and click on the “PowerPoint slides only” link. After you register your name and company, enter the password “allencaron” and you will be given real-time access to the slides. Web participants are encouraged to go to the Webcast site at least 15 minutes prior to the start of the call to register, download and install any necessary software. A live Webcast and archive of the call can also be accessed at these sites.

About RITA Medical Systems, Inc.

RITA Medical Systems develops manufactures and markets innovative products for cancer patients including radiofrequency ablation (RFA) systems for treating cancerous tumors as well as percutaneous vascular and spinal access systems. The Company's oncology product lines include implantable ports, some of which feature its proprietary VTX® technology; tunneled central venous catheters; and stem-cell transplant catheters used primarily in cancer treatment protocols. The proprietary RITA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. In March 2000, RITA became the first RFA Company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive specific FDA clearance, this time, for the palliation of pain associated with metastatic lesions involving bone.

The statements in this news release related to the use of the Company's technology and the Company’s future financial and operating performance are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Information regarding these risks is included in the Company's filings with the Securities and Exchange Commission.

TABLES FOLLOW

RITA MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,

		2004	2003	2004	2003

Sales		$4,659	$4,049	$9,303	$8,546
Cost of goods sold		1,670	1,702	3,285	3,276

Gross profit		2,989	2,347	6,018	5,270

Operating expenses:
Research and development		981	1,061	1,824	2,419
Selling, general and administrative		4,018	4,736	8,384	9,300

Total operating expenses		4,999	5,797	10,208	11,719

Loss from operations		(2,010)	(3,450)	(4,190)	(6,449)

Interest income, net		7	53	32	135
Other expense, net		-	(3)	(15)	(10)

Net loss		$(2,003)	$(3,400)	$(4,173)	$(6,324)

Net loss per common share, basic and diluted		$(0.11)	$(0.19)	$(0.23)	$(0.36)

Shares used in computing net loss per
common share, basic and diluted		18,025	17,578	18,012	17,402

EBITDA (1)		$(1,628)	$(3,001)	$(3,413)	$(5,675)

(1) EBITDA, defined as earnings before interest, taxes, depreciation and amortization, is a metric that management believes is a meaningful measurement of operating performance as it permits comparison f the performance of the Company against other competitors in the healthcare industry. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles ("GAAP"). Investors are urged to evaluate the Company's net loss as measured under GAAP, because EBITDA excludes significant items from our results of operations that must be  considered in performing a comprehensive assessment of the Company's overall financial performance. The reconciliation of net loss, which management believes is the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA is as follows:

Net loss		(2,003)	(3,400)	(4,173)	(6,324)
	Depreciation
	and amortization
Add:	Interest	382	452	792	784
	income, net
Deduct:		(7)	(53)	(32)	(135)

EBITDA		$(1,628)	$(3,001)	$(3,413)	$(5,675)

RITA MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2004	2003

Assets

Current assets:

Cash and cash equivalents	$4,404	$4,580
Marketable securities	1,881	4,022
Accounts and note receivable, net	3,101	2,990
Inventories, net	1,664	2,192
Prepaid assets and other current assets	699	1,028

Total current assets	11,749	14,812
Long term marketable securites	-	933
Long term note receivable, net	316	338
Property and equipment, net	754	1,089
Intangibles and other assets	6,014	4,861

Total assets	$18,833	$22,033

Liabilities and stockholders' equity
Current liabilities	$3,623	$2,926
Long term liabilities	24	23
Stockholders' equity	15,186	19,084

Total liabilities and stockholders' equity	$18,833	$22,033

HORIZON MEDICAL PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2004	2003		2004		2003

Sales	$7,423		$619		$14,509	$12,706
Cost of goods sold	2,685		2,710		5,548	5,163

Gross profit	4,738		3,909		8,961	7,543

Operating expenses:
Research and development	168		258		340	488
Selling, general and administrative	2,920		3,463		7,369	6,878
Merger related expenses	1,044		-		1,055	-

Total operating expenses	4,132		3,721		8,764	7,366

Income from operations	606		188		197	177
Interest expense, net	510		596		1,079	1,224
Other income, net	(18)		(11)		(35)	(25)

Net income / (loss)	$78	$	$ (419)	$	$ (917)	$(1,072)

Net income / (loss) per common share, basic and diluted	$0.00		(0.01)		(0.02)	(0.03)

Shares used in computing net loss per share, basic and diluted	44,193		36,166		44,040	35,042

EBITDA (1)	$902		$560		$808	$909

			$ )		$ )	$ )
(1) EBITDA, defined as earnings before interest, taxes, depreciation and amortization, is a metric that management believes is a meaningful measurement of operating performance as it permits comparison of the performance of the Company against other competitors in the healthcare industry. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles ("GAAP"). Investors are urged to evaluate the Company's net loss as measured under GAAP, because EBITDA excludes significant items from our results of operations that must be considered in performing a comprehensive assessment of the Company's overall financial performance. The reconciliation of net loss, which management believes is the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA is as follows:
Net income / (loss)	$78		$(419)		$(917)	$(1,072)

Add: Depreciation and amortization	314		383		646	757
Add: Interest expense, net	510		596		1,079	1,224

EBITDA	$902		$560		$808	$909

HORIZON MEDICAL PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2004	2003

Assets
Current assets:
Cash and cash equivalents	$1,433	$1,806
Marketable securities	-	-
Accounts and note receivable, net	4,794	4,524
Inventories, net	6,055	5,552
Prepaid assets and other current assets	1,014	264

Total current assets	13,296	12,146
Long term marketable securites	-	-
Long term note receivable, net	-	-
Property and equipment, net	1,325	2,040
Goodwill	15,650	15,650
Intangibles and other assets	5,131	5,350

Total assets	$35,402	$35,186

Liabilities and stockholders' equity
Current liabilities	$4,802	$3,345
Long term debt	16,487	16,999
Other liabilities	83	90
Stockholders' equity	14,030	14,752

Total liabilities and stockholders' equity	$35,402	$35,186

Unaudited Pro forma Condensed Consolidated Statement of Operations
Three Months Ended June 30, 2004
(In thousands, except per share amounts)

			Pro-forma

	RITA	Horizon	adjustments	Pro-forma

Sales	$4,659	$7,423	$-	$12,082
Cost of goods sold	1,670	2,685	144 (a)	4,499

Gross profit	2,989	4,738	(144	7,583

Operating expenses:
Research and development	981	168	-	1,149
Selling, general and administrative	4,018	2,920	221 (a)	7,159
Merger related expenses	-	1,044	-	1,044

Total operating expenses	4,999	4,132	221	9,352

Income / (loss) from operations	(2,010)	606	(365	(1,769)
Interest income	7	-	-	7
Interest expense	-	(510)	-	(510)
Other expense, net	-	(18)	-	(18)
Net income (loss)	$(2,003)	$(78)	$(365)	$(2,290)

Net income / (loss) per common share, basic and diluted	$(0.11)	$0.00		$(0.06	) (b)

Shares used in computing net income / (loss) per common share, basic and diluted	18,025	44,193		36,639	(b)

EBITDA (c)	$(1,628)	$(902)		$(726)

(a) Represents amortization of identifiable intangible assets based on estimated fair values and useful lives assigned to these assets at the date of acquisition, assuming the merger was completed on January 1, 2004.

(b) Pro forma basic and diluted loss per share has been calculated by dividing the pro forma net loss by the pro forma weighted average shares of RITA common stock outstanding, assuming the merger was completed on January 1, 2004. Shares issuable upon the exercise of outstanding stock options have been omitted from the calculation of pro forma loss per share as their inclusion would be anti-dilutive. Based on the merger conversion ratio of 0.4212 RITA shares for each Horizon share, the pro forma weighted share figure includes 18,614 shares associated with the acquisition of Horizon stock.

(c) EBITDA, defined as earnings before interest, taxes, depreciation and amortization, is a metric that management believes is a meaningful measurement of operating performance as it permits comparison of the performance of the Company against competitors in the healthcare industry. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles ("GAAP") and may not be consistent with the calculation of EBITDA used by other companies.

Investors are urged to evaluate the Company's net loss as measured under GAAP, because EBITDA excludes significant items from our results of operations that must be considered in performing a comprehensive assessment of the Company's overall financial performance. The reconciliation of EBITDA to net income / (loss), which management believes is the most directly comparable financial measure calculated and presented in accordance with GAAP, is as follows:

EBITDA	$(1,628)	$902	$-	$(726)
Deduct: Depreciation and amorization	(382)	(314)	(365)	(1,061)
Interest expense	-	(510)	-	(510)
Add: Interest income	7	-	-	7

Net income / (loss)	$(2,003)	$78	$(365)	$(2,290)